UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Noble Corporation plc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press release

Noble Corporation plc publishes proxy statement and notice to convene its 2024 annual general meeting

SUGAR LAND, TEXAS, April 10, 2024 - Noble Corporation plc (“Noble”) (CSE: NOBLE, NYSE: NE) hereby announces the publication of its proxy statement and notice to convene its annual general meeting for 2024. The annual general meeting will be held on

May 21, 2024 at 10:00 a.m., local time,

As a physical meeting at Noble Advances Training & Collaboration, 12550 Reed Rd STE 200, Sugar

Land, Texas, 77478

The 2024 proxy statement and notice to convene the annual general meeting is enclosed.

Further information about the annual general meeting is available at https://noblecorp.com/2024-Annual-General-Meeting.

Contact Noble Corporation

Ian Macpherson

Vice President of Investor Relations

T: +1 713-239-6507

M: imacpherson@noblecorp.com

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. For further information visit www.noblecorp.com or email investors@noblecorp.com.

IMPORTANT INFORMATION

This communication is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble.

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in this communication are forward looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this communication, or in the documents incorporated by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “shall,” “target,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forwardlooking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks and uncertainties include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.